Access Worldwide Reports First Quarter Financial Results

    ARLINGTON, Va., May 15 /PRNewswire-FirstCall/ -- Access Worldwide Communications, Inc. (OTC Bulletin Board: AWWC), an established marketing and Business Process Outsourcing ("BPO") services company, today reported financial results for quarter ended March 31, 2007.

    Our revenues increased by $3.2 million, or 58.2%, to $8.7 million for the quarter ended March 31, 2007, compared to $5.5 million for the quarter ended March 31, 2006. Revenues for our U.S. Segment increased $1.9 million, or 40.4% to $6.6 million for the quarter ended March 31, 2007, compared to $4.7 million for the quarter ended March 31, 2006. The increase was attributed to a one time performance incentive program ran by one of our clients and a 7% increase in production hours produced. Revenues for our International Segment increased $1.4 million, or 175.0% to $2.2 million for the quarter ended March 31, 2007, compared to $0.8 million for the quarter ended March 31, 2006. The increase in revenues is primarily attributed to organic growth.

    We reported net income from continuing operations of $0.01 million and basic and diluted gain per share of common stock of $0.00 for the quarter ended March 31, 2007, compared to a net loss from continuing operations of ($1.0) million and basic and diluted loss per share of common stock of $(0.05) for the quarter ended March 31, 2006.

    "We had increased revenues and lower costs of revenues as a percentage of revenues for the quarter, and we also had lower interest expense," commented Richard Lyew, Chief Financial Officer. "We also had positive working capital of $4.0 million and cash and cash equivalents of $3.8 million."

    Total weighted average diluted shares outstanding for the quarters ended March 31, 2007 and March 31, 2006 were 17,679,065 and 16,889,039, respectively.
    "We are very pleased with the performance of both our Domestic and International operations during the first quarter," said Shawkat Raslan, Chairman, President and Chief Executive Officer of Access Worldwide. "Our goal continues to be to maximize the utilization of our domestic capacity while expanding our international capacity."

    Access Worldwide is an established marketing and BPO services company that provides a variety of sales and communication services. Our spectrum of services include the full range of inbound and outbound voice services such as customer service, customer acquisition, helpdesk, and a growing list of IT and back office services, among others. Headquartered in Arlington, Virginia, Access Worldwide has about 1,000 employees in offices throughout the United States and the Philippines. More information is available at www.accessww.com.

    This press release contains forward-looking statements. Such statements involve known or unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, the following: our ability to continue as a going concern if we are unable to generate cash flow and income from operations; competition from other third-party providers and those clients and prospects who may decide to do work in-house that we currently do for them; potential consumer saturation reducing the need for services; our ability and our clients ability to comply with state, federal and industry regulations; our reliance on a limited number of major clients; the reduction in services performed for or the loss of one or more major clients; our ability to develop or fund the operations of new products or service offerings; our reliance on technology; our reliance on key personnel and labor force and our ability to recruit additional personnel. For a more detailed discussion of these risks and others that could affect results, see our filings with the Securities and Exchange Commission, including the risk factors section of Access Worldwide's Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission. The Company assumes no duty to update any forward-looking statements.

                      Access Worldwide Communications, Inc.
                      Condensed Consolidated Balance Sheets

                                               March 31, 2006    December 31,
    ASSETS                                      (Unaudited)          2006
      Current Assets:
         Cash and cash equivalents              $3,767,082        $2,836,980
         Restricted cash                           123,000           123,000
         Accounts receivable, net of
          allowance for doubtful accounts
          of $97,275 and $99,130, respectively   6,030,866         6,956,218
         Unbilled receivables                          -               7,750
         Other current assets, net                 661,052           831,958

            Total current assets                10,582,000        10,755,906

      Property and equipment, net                4,122,426         3,374,575
      Restricted cash                              343,000           343,000
      Other assets, net                             66,054           386,127

            Total assets                       $15,113,480       $14,859,608


    LIABILITIES AND COMMON STOCKHOLDERS' DEFICIT

      Current Liabilities:
         Current portion of indebtedness          $509,145          $438,866
         Current portion of indebtedness
          - related parties                      1,750,000         1,750,000
         Accounts payable                        1,662,773         1,315,785
         Accrued expense                           474,146           654,140
         Accrued salaries, wages and
          related benefits                         997,063           586,107
         Customer deposits                       1,105,753         1,210,146
         Deferred revenue                          133,770           669,290

            Total current liabilities            6,632,650         6,624,334

      Long-term portion of indebtedness            327,422           259,256
      Other long-term liabilities                  504,244           530,992
      Convertible Notes, net                     4,749,963         4,625,490
      Mandatorily redeemable preferred
       stock, $0.01 par value:
       1,000,000 shares auth., 40,000
       shares issued and outstanding             4,000,000         4,000,000

            Total liabilities                   16,214,279        16,040,072

      Commitments and contingencies

      Common stockholders' deficit:
         Common stock, $0.01 par value:
          voting 40,000,000 shares auth.;
          17,679,065 and 17,340,065 shares
          issued and outstanding,
          respectively                             176,791           173,401
         Additional paid-in capital             71,475,293        71,362,793
         Accumulated deficit                   (72,752,883)      (72,716,658)

            Total common stockholders'
             deficit                            (1,100,799)       (1,180,464)

         Total liabilities and common
          stockholders' deficit                $15,113,480       $14,859,608

                      Access Worldwide Communications, Inc.
                 Condensed Consolidated Statements of Operations

                                                        Unaudited
                                               For the Three Months Ending
                                                         March 31,
                                                   2007              2006

    Revenues                                    $8,747,688        $5,503,228
    Cost and expenses:
              Cost of services                   6,523,738         4,308,940
              Selling, general and
               administrative expenses           1,659,293         1,353,133
              Depreciation                         287,484           271,577

                     Total costs and expenses    8,470,515         5,933,650

    Income (loss) from operations                  277,173          (430,422)

              Interest expense, net               (263,889)         (460,839)

    Income (loss) from continuing operations        13,284          (891,261)

    Discontinued operations:
              Loss from discontinued operations    (49,509)         (279,986)

    Net loss                                       (36,225)       (1,171,247)

              Basic and diluted income (loss)
                 per share of common stock:
                   Continuing operations             $0.00            $(0.05)
                   Discontinued operations          $(0.00)           $(0.02)
                   Net loss                         $(0.00)           $(0.07)

              Weighted average common
               shares outstanding               17,679,065        16,889,039

                      ACCESS WORLDWIDE COMMUNICATIONS, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                    For the Three Months
                                                        Ended March 31,
                                                    2007              2006
    Cash flows from operating activities:
       Net income (loss) $13,284 $(891,262)
       Adjustments to reconcile net income
       (loss) to net cash used in operating
       activities:
          Depreciation and amortization            287,484           271,577
          Amortization of deferred compensation     33,469            24,606
          Amortization of deferred financing
           costs                                     2,625             2,625
          Accretion of discount on
           Convertible Notes                       124,473           186,166
          Allowance for doubtful accounts           97,093             1,786
          Share based compensation expense          22,050            20,327
          Changes in assets and liabilities
           from discontinued operations            (99,710)         (336,291)
          Changes in operating assets and
           liabilities:
             Accounts receivable                   765,259          (892,830)
             Other assets                          341,709          (189,106)
             Accounts payable, accrued
              expenses and other liabilities       280,362             5,383
             Accrued salaries, wages and
              related benefits                     415,454           212,269
             Accrued interest and related
              party expenses                           -               6,082
             Deferred revenue and
              customer deposits                   (636,112)           36,073

          Net cash used in operating
           activities                            1,647,440        (1,542,595)

    Cash flows from investing activities:
       Additions to property and equipment, net   (771,696)           21,205
       Additions to property and equipment from
        discontinued operations, net                   -            (187,549)
       Increase in restricted cash                     -          (1,208,000)

          Net cash (used in) investing
           activities                             (771,696)       (1,374,344)

    Cash flows from financing activities:
       Payments on capital leases                 (115,210)          (67,570)
       Proceeds from issuance of common stock        4,590             4,410
       Proceeds from exercise of common
        stock options and warrants                     -             101,250
       Net borrowings under Credit
        Facility and Debt Agreement                    -             390,411
       Loan origination fees                           -             (35,000)
       Proceeds from issuance of
        Convertible Notes                              -           1,500,000
       Payments under note payable to
        related party                              (13,522)          103,012
       Payments on capital leases from
        discontinued operations                        -              (4,106)

          Net cash (used in) provided by
           financing activities                   (124,142)        1,992,407

          Net increase (decrease) in cash
           and cash equivalents                    930,102          (924,532)
    Cash and cash equivalents, beginning
     of year                                     2,836,980         1,755,926

    Cash and cash equivalents, end of period    $3,767,082          $831,394
    Supplemental disclosure of cash flow
     information:
    Non-Cash Investing and Financing
     Activities:
       Equipment acquisitions through
        capital leases                            $267,177              $-
       Issuance of Warrants on Note                $89,250              $-


SOURCE  Access Worldwide Communications, Inc.
    -0-                             05/15/2007
    /CONTACT: Mark Wright, General Counsel, Secretary of Access Worldwide Communications, Inc., +1-703-292-5210, or mwright@accessww.com /
    /Web site:  http://www.accessww.com/